UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On April 30, 2015, The GEO Group, Inc. (“GEO” or the “Company”) issued a press release (the “Earnings Press Release”) announcing its financial results for the quarter ended March 31, 2015, updating its financial guidance for full year 2015 and issuing its financial guidance for the second quarter 2015. A copy of the Earnings Press Release is furnished hereto as Exhibit 99.1. GEO also held a conference call on April 30, 2015 to discuss these matters, a transcript of which is furnished hereto as Exhibit 99.3.

In the Earnings Press Release, GEO provided Net Operating Income, EBITDA, Adjusted EBITDA, Funds From Operations, Normalized Funds From Operations, Adjusted Funds From Operations and Adjusted Net Income for the quarter ended March 31, 2015 and the comparable prior-year period that were not calculated in accordance with Generally Accepted Accounting Principles (the “Non-GAAP Information”) and are presented as supplemental disclosures. Generally, for purposes of Regulation G under the Securities Exchange Act of 1934, Non-GAAP Information is any numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Earnings Press Release presents the financial measure calculated and presented in accordance with GAAP, which is the most directly comparable to the Non-GAAP Information, with a prominence equal to or greater than its presentation of the Non-GAAP Information. The Earnings Press Release also contains a reconciliation of the Non-GAAP Information to the financial measure calculated and presented in accordance with GAAP which is the most directly comparable to the Non-GAAP Information.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses and real estate related operating lease expense. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense.

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses and real estate related operating lease expense, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time. Given the nature of GEO’s business as a real estate owner and operator, GEO believes that EBITDA and Adjusted EBITDA are helpful to investors as measures of its operational performance because they provide an indication of its ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into its business. GEO believes that by removing the impact of its asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide its investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments GEO makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which GEO does not consider to be the fundamental attributes or primary drivers of its business plan and they do not affect GEO’s overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by GEO’s management and provide consistency in its financial reporting, facilitate internal and external comparisons of its historical operating performance and its business units and provide continuity to investors for comparability purposes.

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation, the amortization of debt costs and other non-cash interest, and non-cash mark-to-market adjustments for derivative instruments and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax.

Because of the unique design, structure and use of GEO’s correctional facilities, it believes that assessing the performance of its correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. GEO has modified FFO to derive Normalized FFO and AFFO that meaningfully reflect its operations. GEO’s assessment of its operations is focused on long-term sustainability. The adjustments GEO makes to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on GEO’s cash flows, or it does not consider them to be fundamental attributes or the primary drivers of GEO’s business plan and they do not affect GEO’s overall long-term operating performance.

GEO may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of GEO’s operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide GEO’s investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. GEO believes the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of GEO’s ability to fund capital expenditures and expand its business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by GEO’s management and provide consistency in its financial reporting, facilitate internal and external comparisons of its historical operating performance and its business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in GEO’s industry as a real estate investment trust.

The Earnings Press Release contains reconciliation tables for Net Operating Income, EBITDA and Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations and Adjusted Net Income.

GEO has presented in the Earnings Press Release certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA and Adjusted Funds from Operations. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While GEO has provided a high level reconciliation for the guidance ranges for full year 2015, it is unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

The Non-GAAP Information should be considered in addition to results that are prepared under current accounting standards but should not be considered a consolidated substitute for, or superior to, financial information prepared in accordance with GAAP. The Non-GAAP Information may differ from similarly titled measures presented by other companies. The Non-GAAP Information, as well as other information in the Earnings Press Release, should be read in conjunction with GEO’s financial statements filed with the Securities and Exchange Commission. The information set forth in Item 2.02 in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in Item 2.02 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Section 5	Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Shareholders of GEO held on April 29, 2015, the shareholders of the Company approved The GEO Group, Inc. Senior Management Performance Award Plan, which we refer to as the Performance Award Plan. This Performance Award Plan is substantially similar to the senior executive bonus plan the Company had in place since 2010, and was submitted for shareholder approval in order to secure ongoing tax deductions under the Internal Revenue Code. The Compensation Committee and Board of Directors approved the Performance Award Plan in March 2015, subject to shareholder approval. The Performance Award Plan was submitted for shareholder approval to preserve the tax deductibility of cash incentive awards to executive officers under Section 162(m) of the Internal Revenue Code. Section 162(m) limits to $1 million per year the deductibility of compensation to the Chief Executive Officer and the next three most highly compensated executive officers other than the Chief Financial Officer. This limit does not apply to compensation defined in Section 162(m) as “qualified performance-based compensation.” In order for awards under the Performance Award Plan to constitute “qualified performance-based compensation,” shareholders must approve the Performance Award Plan every five years.

The following is a brief description of the key features of the Performance Award Plan:

Eligible Employees/Performance Awards

All of our named executive officers as well as our Senior Vice Presidents who are not named executive officers, are eligible to participate in the Performance Award Plan. Under the plan, each of GEO’s named executive officers is eligible to receive annual cash incentive compensation based on GEO’s budgeted revenue and net income after tax for the fiscal year. For purposes of the plan, net income after tax means GEO’s net income after all federal, state and local taxes. Extraordinary items and changes in accounting principles, as defined by U.S. generally accepted accounting principles, may be disregarded in determining GEO’s net income after tax. Non-recurring and unusual items not included or planned for in GEO’s annual budget may also be excluded from net income after tax in the sole and absolute discretion of the Compensation Committee. In determining the amount of annual incentive cash compensation awarded, net income after tax is weighted 65% and revenue is weighted 35% (collectively, the “Target Weighting of Revenue and Net-Income-After-Tax”).

The following table shows, for each named executive officer, the annual incentive target amount as a percentage of salary that the respective officer is eligible to receive under the Performance Award Plan.

Named Executive Officer:	Annual Incentive Target Amount (As a Percentage of Salary):
Chief Executive Officer	100%
Chief Financial Officer	50%
Senior Vice Presidents	45%

Under the terms of the Performance Award Plan, each named executive officer’s annual incentive cash compensation award is calculated by applying the following percentage adjustment methodology separately to the respective Target Weighting of Revenue and Net-Income-After-Tax results in accordance with the following table:

Percentage of Budgeted Fiscal Year Targets Achieved for Revenue and for Net-Income-After-Tax	Percentage by which the Target Weighting of Revenue and Net-Income-After- Tax is Reduced/Increased
Less than 80%	No Performance Award

80% — 100%	2.5 times the percentage (negative) difference between the actual achieved percentages of budgeted Revenue and Net-Income-After-Tax targets and 100% of the Revenue and Net-Income-After-Tax targets

100%	No Adjustment to Target Weighting

101% — 120%	(Amounts over 120% shall not be considered for purposes of this calculation) 2.5 times the percentage (positive) difference between the actual achieved percentages of budgeted Revenue (up to 120%) and Net-Income-After-Tax targets and 100% of the Revenue and Net-Income-After-Tax targets

In addition to the amounts above, if the budgeted goals for revenue and net income after tax are exceeded, the annual incentive target amounts for the Chief Financial Officer and the other Senior Vice Presidents may be increased up to an additional 50% of the executive’s annual incentive target amount upon the recommendation of the Chief Executive Officer subject to the approval of the Compensation Committee. The Chief Executive Officer is not eligible for discretionary adjustments. The 50% discretionary adjustment is by definition not based on any objective criteria and is based solely on the CEO’s and Compensation Committee’s judgment. Factors typically considered by the Compensation Committee and the Chief Executive Officer in determining whether to grant the discretionary award include the contribution of the particular individual during the fiscal year and the overall performance of GEO during the fiscal year. GEO does not set performance targets under the Performance Award Plan in advance, the achievement of which would require payment of the discretionary adjustment under the Performance Award Plan.

Payment of Performance Awards

Performance Awards will be paid in cash as soon as practicable after the award amounts are approved and certified in writing by the Compensation Committee.

Amendment and Termination

The board may, in its sole discretion, amend, modify, suspend, discontinue or terminate the Performance Award Plan or adopt a new plan in place of the Performance Award Plan at any time. However, no amendment, suspension or termination may, without the consent of the participant, alter or impair a participant’s right to receive payment of a Performance Award for any fiscal year that is payable under the Performance Award Plan.

Under the terms of the Performance Award Plan, no amendment to the Performance Award Plan may alter the performance goals, increase the maximum amount which can be awarded to any participant, change the class of eligible employees or the target performance awards (% of salary) or make any other change that would require shareholder approval under the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code, in each case, without the prior approval of GEO’s shareholders (to the extent required under the performance-based compensation exception of Section 162(m) of the Internal Revenue Code).

Termination of Employment

Under the terms of the Performance Award Plan, if an executive is terminated for cause, the executive will automatically forfeit any annual incentive cash compensation with respect to the fiscal year during which such termination occurs. If an executive voluntarily terminates employment prior to the end of any fiscal year (other than as a result of the retirement of the executive or, in the case of the Chief Executive Officer or Chief Financial Officer, as a result of a termination of employment by any of them for good reason (as defined in their respective employment agreements)), the executive will automatically forfeit any award for such fiscal year unless the Chief Executive Officer, in his sole and absolute discretion, grants a prorated annual incentive cash compensation award in an amount not to exceed the amount the executive would have received if the executive had remained employed for the entire fiscal year, based on the actual financial results of GEO as determined following the end of such fiscal year.

In the event (i) an executive is terminated by GEO without cause, (ii) an executive’s employment is terminated due to death or disability, (iii) in the case of the Chief Executive Officer or Chief Financial Officer, any of them terminates their employment for good reason (as defined in their respective employment agreements), or (iv) in the case of the retirement of an executive which occurs effective as of a date following the 90th day of the applicable fiscal year of GEO, then the executive is entitled to receive a prorated portion of the annual incentive cash compensation award the executive would have received under the Performance Award Plan if the executive had remained employed by GEO for the entire fiscal year, based on the actual financial results of GEO as determined following the end of such fiscal year.

A copy of the Performance Award Plan is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The GEO 2015 Annual Meeting of Shareholders was held on April 29, 2015. The following matters were voted on at the meeting: (1) the election of six directors for a term of one year and until their successors are duly elected and qualified, (2) the ratification of the appointment of Grant Thornton LLP to serve as GEO’s independent registered public accountants for the 2015 fiscal year, (3) the approval, in a non-binding advisory vote, of the compensation paid to GEO’s named executive officers, as disclosed in GEO’s Proxy Statement for the 2015 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and (4) the approval of the Performance Award Plan. The final voting results for each matter submitted to a vote of shareholders at the meeting are set forth below.

1. All of the Board’s director nominees were elected for a term of one year and until their successors are duly elected and qualified, by the votes set forth in the table below:

	Votes For	Votes Withheld	Broker Non-Votes

Clarence E. Anthony	60,775,108	1,201,252	4,839,971
Anne N. Foreman	60,230,294	1,746,066	4,839,971
Richard H. Glanton	60,353,122	1,623,238	4,839,971
Christopher C. Wheeler	55,858,295	6,118,065	4,839,971
Julie Myers Wood	55,404,193	6,572,167	4,839,971
George C. Zoley	59,391,367	2,584,993	4,839,971

2. The appointment of Grant Thornton LLP as GEO’s independent registered public accountants for the 2015 fiscal year was ratified by the shareholders, by the votes set forth in the table below:

For:	65,997,095
Against:	330,283
Abstain:	488,953
Broker Non-Votes:	—

3. The shareholders approved, in a non-binding advisory vote, the compensation of GEO’s named executive officers, by the votes set forth in the table below:

For:	61,098,001
Against:	382,296
Abstain:	488,953
Broker Non-Votes:	4,839,971

4. The shareholders approved the Performance Award Plan, by the votes set forth in the table below:

For:	60,829,655
Against:	642,090
Abstain:	504,615
Broker Non-Votes:	4,839,971

Section 8	Other Events

Item 8.01.	Other Events.

On April 30, 2015, GEO issued a press release (the “Dividend Press Release”) announcing that its Board of Directors declared a quarterly cash dividend of $0.62 per share which will be paid on May 21, 2015 to shareholders of record as of the close of business on May 11, 2015. A copy of the Dividend Press Release is attached as Exhibit 99.2.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	The GEO Group, Inc. Senior Management Performance Award Plan.

99.1	Press Release, dated April 30, 2015, announcing GEO’s financial results for the first quarter ended March 31, 2015.

99.2	Press Release, dated April 30, 2015, announcing GEO’s declaration of a quarterly cash dividend.

99.3	Transcript of Conference Call discussing GEO’s financial results for the first quarter ended March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

May 4, 2015	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	The GEO Group, Inc. Senior Management Performance Award Plan.

99.1	Press Release, dated April 30, 2015, announcing GEO’s financial results for the first quarter ended March 31, 2015.

99.2	Press Release, dated April 30, 2015, announcing GEO’s declaration of a quarterly cash dividend.

99.3	Transcript of Conference Call discussing GEO’s financial results for the first quarter ended March 31, 2015.